                                  EXHIBIT 99.1
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Press Release

NYFIX, Inc. to Acquire Javelin Technologies, Inc.

STAMFORD, Conn.-- March 12, 2002--NYFIX, Inc. (NASDAQ: NYFX - news) announced today it has signed a definitive agreement to acquire Javelin Technologies,
Inc., thus bringing together two industry leaders in electronic trading technology. NYFIX will finance the transaction with a combination of approximately $11,000,000 cash and NYFIX common stock with a value of approximately $44,000,000. In addition, NYFIX has negotiated an earn-out based on Javelin's 2002 revenues. The transaction is scheduled to close on March 31,
2002.

Javelin Technologies, Inc., widely known as the pioneer in FIX (Financial
Information eXchange Protocol) technology, counts over 1,000 installations at more than 300 leading buy and sell-side institutions, exchanges and ECNs, including over 50 clients in Europe and 20 in Asia.

The acquisition of Javelin complements and expands NYFIX's existing business model, while greatly widening the reach of the NYFIX Network. Both companies are market leaders and compliment each other in the equity and derivatives exchange access automation market. Where Javelin possesses the leading market-share in the buy-side institutional market for electronic order routing enabling technology, NYFIX maintains a leading market share in the broker/dealer end of the market.

"In our ambition to create a seamlessly connected electronic environment for the different participants in the market - this acquisition represents the perfect match for our two companies and our respective clients trying to interconnect with each other and multiple market centers. We intend to leverage obvious service combinations and cross-selling opportunities in our core business models. We also see this as a shortcut to engage a portion of the Javelin customer base in our transaction based offerings, as it relates both to our
Transaction Services group and NYFIX Millennium," said Peter Kilbinger Hansen,
Chief Executive Officer of NYFIX, Inc.

Some of NYFIX's key considerations for the acquisition include: increased connectivity to the buy-side institutional market; consolidated product offering; cross-selling of core products and transaction services; and a single point of electronic exchange access across all major domestic and international equity and derivatives exchanges. The plan is to embed Millennium capabilities in Javelin products which should reduce implementation time of the NYFIX
Millennium ATS throughout the financial industry.

"We are very excited to join NYFIX. Combining forces creates an unmatched offering of trading platforms, execution services and connectivity solutions to best serve the financial industry. With our firms' collective expertise in FIX, superior trade communication products and robust infrastructure, we believe there is significant opportunity to grow in this marketplace," commented George
Kledaras, Chairman and CEO of Javelin Technologies.

The acquisition is expected to generate a number of cost synergies and improve the Company's market share in the electronic trading space. Javelin, headquartered in New York City with offices in San Francisco, London, Paris and
Hong Kong, will operate as a wholly-owned subsidiary of NYFIX, Inc. Javelin's founder Kledaras, who is widely credited as one of the leading pioneers and proponents of FIX technology, will be nominated for membership to the NYFIX
Board of Directors. Current Javelin President and COO, John Coulter, will maintain responsibility for business operations.

NYFIX, Inc. (NASDAQ: NYFX - news), through its subsidiaries, provides electronic trading systems, industry-wide trade routing connectivity, straight-through processing and execution services and systems to the global equities and derivatives financial markets.

NYFIX USA, LLC develops real-time order management trader workstations, exchange automation systems, trade order and execution routing and STP solutions for brokerage firms and other financial institutions. NYFIX USA operates the NYFIX
Network, the industry's largest FIX order-routing network, processing between
500 million to 1.2 billion shares of U.S. listed equity securities on a daily basis. NYFIX USA is a pioneer in the adoption of the FIX protocol and all its products are FIX-compliant.

NYFIX Transaction Services, Inc., a recently acquired broker-dealer, has a pending membership application filed with the NASD. NYFIX Transaction Services,
Inc. will provide execution and smart order routing solutions primarily to domestic and international broker-dealers and specialized trading firms.

NYFIX Millennium, LLC, the broker-dealer subsidiary of NYFIX, Inc., is an
Alternative Trading System which provides a real-time, anonymous automated matching system for equity trading. NYFIX Millennium leverages the NYFIX network's large order routing share volume to provide a more efficient liquidity source for the financial community. Investors in NYFIX Millennium, LLC include
NYFIX, Inc., ABN Amro, Banc of America Securities, Deutsche Bank, JP Morgan,
Lehman Brothers, Morgan Stanley, Sanford C. Bernstein & Co., SG Cowen Securities
Corp., UBS Warburg and Wachovia Securities.

NYFIX Overseas, Inc. specializes in electronic trading solutions for the derivatives markets and develops order management workstations and exchange interface systems, supporting trading on more than 20 of the world's leading international derivatives exchanges. NYFIX Overseas has customers in Europe, the
U.S. and the Far East.

Javelin Technologies, Inc., founded in 1996, with over 1,000 installations at more than 300 major buy and sell-side institutions, securities clearing houses, hedge fund managers, exchanges and ECNs worldwide, is a leading supplier of electronic trade communication technology and the leading provider of Financial
Information Exchange (FIX) technology. Javelin solutions provide better trading through universal connectivity, streamlining workflow and eliminating the high cost and risk of developing proprietary network links and protocol implementations. Winner of the 2001 Deloitte & Touche Shooting Star award for
New York's fastest-growing technology company, Javelin's electronic trading solutions power hundreds of clients including Chicago Board Options Exchange
(CBOE), Morgan Stanley Dean Witter, Fidelity Management Research, the American

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Stock Exchange, Robertson Stephens, Instinet, Nasdaq Japan, Market
XT/Tradescape, and Yahoo!. For more information on Javelin's electronic trading solutions, please visit www.javtech.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to market and develop its products.
Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.